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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 We consent to the incorporation by reference in this Registration Statement of Sunair Electronics, Inc. on Form S-8 of our report dated November 8, 2002, on our audits of the consolidated financial statements of Sunair Electronics, Inc. as of September 30, 2002 and 2001 and for each of the years then ended, which report is included in Sunair Electronics, Inc.'s 2002 Annual Report on Form 10-K.


/s/  Berenfeld Spritzer Shechter & Sheer
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Weston, Florida
July 16, 2003